UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2016 (September 9, 2016)
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(Exact name of registrant as specified in its charter)
Delaware	001-36272	37-1744899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Centrepark Boulevard Suite 210 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (561) 207-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 9, 2016, Platform Specialty Products Corporation and its subsidiary MacDermid Agricultural Solutions, Inc., (collectively, “Platform”), entered into a Settlement Agreement and Release (the  “Agreement”) with Permira Advisers LLC, Nalozo S.à.r.l., and Nalozo L.P., (the “Permira Entities”), which provides for an alternative settlement mechanism for certain obligations under a Share Purchase Agreement dated October 20, 2014, as amended from time to time (the “SPA”), entered into by the parties in connection with the acquisition by Platform of Arysta LifeScience Limited (“Arysta”) from Nalozo S.à.r.l.
Under the SPA, $600 million of the $3.51 billion purchase price paid by Platform to Nalozo S.à.r.l. was paid in 600,000 redeemable shares of Series B Convertible Preferred Stock (the “Preferred Stock”) with a liquidation preference equal to $1,000 a share.  Under the SPA and the Certificate of Designation, each share of the Preferred Stock may be converted into common stock and if the value of the common stock issued is less than $600 million, Platform would have to pay the difference to Nalozo S.à.r.l. (the “Make Whole Payment”).  The conversion value of the Preferred Stock is presently less than $600 million.
The Agreement provides that Platform may, from October 20, 2016 until the close of business on December 15, 2016, settle all of its obligations with respect to the Make Whole Payment and the Preferred Stock in exchange for a cash payment of $460 million.  Nalozo S.à.r.l. will also convert, in accordance with the terms of the Certificate of Designation, the number of shares of Preferred Stock that upon conversion result in the issuance of 5.5 million shares of Platform's common stock. Under the Agreement, the parties also released each other from claims related to the SPA.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve risks and uncertainties. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “estimate,” or similar expressions constitute forward-looking statements. Such forward-looking statements are subject to significant risks and uncertainties, and actual results may differ materially from the results anticipated in the forward-looking statements. Differences may result from risks and uncertainties beyond Platform’s control. Additional factors that could materially impact Platform’s results and operations can be found under the caption “Risk Factors” in Platform’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, and in other filings of Platform with the Securities and Exchange Commission. Platform does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Title
2.1
Settlement Agreement and Release, dated September 9, 2016, between Platform Specialty Products Corporation and MacDermid Agricultural Solutions, Inc. and Permira Advisers LLC, Nalozo S.à.r.l., and Nalozo L.P.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PLATFORM SPECIALTY PRODUCTS CORPORATION (Registrant)

September 12, 2016	/s/ John E. Capps
(Date)	John E. Capps Executive Vice President, General Counsel and Secretary

Exhibit Index
Exhibit Number	Exhibit Title
2.1	Settlement Agreement and Release, dated September 9, 2016, between Platform Specialty Products Corporation and MacDermid Agricultural Solutions, Inc. and Permira Advisers LLC, Nalozo S.à.r.l., and Nalozo L.P.